Exhibit 10.9

HOUGHTON MIFFLIN HOLDINGS, INC. 2003 DEFERRED COMPENSATION PLAN

1.             Purpose.  The purpose of the Houghton Mifflin Holdings, Inc. 2003 Deferred Compensation Plan is to permit a select group of highly compensated employees of Houghton Mifflin Holdings, Inc. and its subsidiaries and affiliates to accumulate capital through the deferral of certain compensation paid to them for their services.

2.             Definitions.

(a)           “Account” means the deferred compensation bookkeeping account established for each Participant pursuant to Section 5(a).

(b)           “Agreement” means, with respect to each Participant, the agreement specified in each Participant’s Election, under which certain retention bonus payments were deferred or may be earned, and which has, in relevant part, been replaced by this Plan.

(c)           “Beneficiary” means the person(s) designated by a Participant pursuant to Section 9 to receive payment of his or her Account in the event of the Participant’s death.

(d)           “Board” means the board of directors of the Company.

(e)           “Call Option” means the right of the Company to repurchase any or all Common Shares distributed in connection with the Plan.

(f)            “Cash Subaccount” means the portion of a Participant’s Account that represents cash.

(g)           “Change of Control” has the meaning assigned to it under the Stockholders Agreement.

(h)           “Class A Shares” means shares of the Company’s Class A-10 Common Stock, par value $0.001 per share.

(i)            “Class L Shares” means shares of the Company’s Class L Common Stock, par value $0.001 per share.

(j)            “Committee” means the Compensation Committee of the Board.

(k)           “Common Share” or “Common Shares” means a share or shares of Class A Shares and/or Class L Shares.

(l)            “Company” means Houghton Mifflin Holdings, Inc.

(m)          “Company Group” means the Company, its subsidiaries, and its affiliates.

(n)           “Drag Along Event” has the meaning assigned to it in Section 7(e).

(o)           “Effective Date” means January 28, 2003.

(p)           “Election” means an instrument by which a Participant has waived his or her rights to receive compensation under an Agreement and has elected specified amounts to be allocated to his or her Account.

(q)           “Expiration Date” has the meaning assigned to it in Section 7(f).

(r)            “Fair Market Value” means, as of any date, as to any Common Share or Stock Unit, the Board’s good faith determination of the fair value of such Common Share or Stock Unit as of the applicable reference date.  On the Effective Date, the Fair Market Value of one Stock Unit shall be $9000.

(s)           “Majority Investors” has the meaning assigned to it under the Stockholders Agreement.

(t)            “Participant” means an employee or former employee of any member of the Company Group participating in the Plan as provided in Section 3.

(u)           “Plan” means the Houghton Mifflin Holdings, Inc. 2003 Deferred Compensation Plan as set forth herein, as amended from time to time.

(v)           “Qualified Public Offering” has the meaning assigned to it under the Stockholders Agreement.

(w)          “Stock Subaccount” means the deferred compensation bookkeeping account established for the Participant pursuant to Section 5.

(x)            “Stock Unit” means a bookkeeping entry of which one Stock Unit is the equivalent of nine Class A Shares and one Class L Share.  A fraction of a Stock Unit would be the equivalent of such fraction multiplied by nine Class A Shares and such fraction multiplied by one Class L Share.

(y)           “Stock Unit Commitment Amount” means the amount that a Participant has elected to be allocated to his or her Stock Subaccount, subject to adjustment as set forth in Section 4.

(z)            “Stockholders Agreement” means the stockholders agreement among Versailles U.S. Holding Inc. (renamed Houghton Mifflin Holdings, Inc.), Houghton Mifflin Company and certain stockholders of Versailles U.S. Holding Inc., dated as of December 30, 2002, as amended from time to time.

(aa)         “Tag Along Event” has the meaning assigned to it in Section 7(d).

(bb)         “Termination of Employment” means the termination of a Participant’s employment with each member of the Company Group by which the Participant is employed.

(cc)         “Trustee” has the meaning assigned to it under the Trust Agreement for Houghton Mifflin Holdings, Inc. 2003 Deferred Compensation Plan.

(dd)         “Valuation Date” means the date on which a Value Realizing Event under Section 7 herein occurs and any other date determined by the Committee in its discretion.

(ee)         “Value Realizing Event” means a Change of Control, a Qualified Public Offering, a Termination of Employment, a Tag Along Event, a Drag Along Event or the Expiration Date.

(ff)           “Withholding Rate” means the minimum tax withholding rate, as required by law.

3.             Participation.

(a)           An employee of any member of the Company Group who is listed on Schedule A attached hereto, as amended from time to time by the Committee, and who has completed an Election pursuant to Section 4 shall be a Participant.

(b)           A Participant’s participation in the Plan shall continue until the entire balance in the Participant’s Cash Subaccount and the entire balance in the Participant’s Stock Subaccount have been paid in full.

4.             Elections.

(a)           A Participant’s Election must be in a form prescribed by the Company.  The Participant’s election form will specify the date or dates on which amounts subject to the Election may be credited to the Participant’s Account.

(b)           The Election will indicate the Stock Unit Commitment Amount. The minimum amount of the Stock Unit Commitment Amount is $10,000.

(c)           The maximum Stock Unit Commitment Amount is the total amount that a Participant would be entitled to receive were the Participant to remain employed by the Company until all retention bonus payments had been earned under the Agreement.

(d)           In the event that a Participant elects to have less than all of his or her retention bonus payments under the Agreement allocated to the Stock Subaccount, the Participant will be treated as having elected to allocate all retention bonus payments first earned to the Stock Subaccount, up to the Stock Unit Commitment Amount, and the remaining retention bonus payments will be allocated to the Cash Subaccount.

(e)           In the event that a Participant terminates employment prior to earning all or any portion of the Stock Unit Commitment Amount, then the maximum Stock Unit Commitment Amount will be reduced automatically to the balance of the Stock Unit Subaccount at the date of Termination of Employment.

(f)            All retention bonus payments otherwise due and payable to a Participant under the Agreement and not credited to the Stock Subaccount or otherwise forfeited under the terms of the Election or Agreement (to the extent not superseded by the Plan), will be credited to the Cash Subaccount.

(g)           The Election is irrevocable and must occur prior to the first date on which the Participant would be entitled to receive any retention bonus payment under the Agreement, and in any event no later than January 28, 2003.

5.             Accounts.

(a)           The Company shall, for each Participant listed on Schedule A, establish an Account consisting of a Stock Subaccount and a Cash Subaccount.

(b)           Stock Subaccount.

(i)              Each Participant’s Stock Subaccount shall initially consist of zero Stock Units and shall be adjusted in accordance with the following:

(A)          Stock Units shall be credited to the Participant’s Stock Subaccount in the amount and at the date or dates set forth in the Participant’s Election on the terms and conditions set forth in such Election and the Plan;

(B)           additional Stock Units may be credited to the Participant’s Stock Subaccount by the Committee, in its sole discretion, from time to time;

(C)           if the outstanding Common Shares shall at any time be changed by recapitalization, consolidation, combination, stock dividend or split, conversion, or similar change in capitalization, the Committee shall make appropriate equitable adjustments in the number and nature of Stock Units then credited to the Participant’s Stock Subaccount consistent with the changes being made to nine Class A Shares and one Class L Share; and

(D)          the number of Stock Units allocated to the Participant’s Stock Subaccount shall be reduced by the amount of any distributions of Common Shares to such Participant (expressed as a reduction in an appropriate number of Stock Units) made pursuant to this Plan.

(ii)             On each Valuation Date, the balance of a Participant’s Stock Subaccount shall be determined by multiplying the number of Stock Units in the Participant’s Stock Subaccount by the Fair Market Value of a Stock Unit;

(iii)            The Stock Units do not carry voting rights and no Participant has rights as a stockholder of the Company by virtue of participation in the Plan.

(c)           Cash Subaccount.

(i)              Each Participant’s Cash Subaccount shall initially consist of zero dollars and shall be adjusted in accordance with the following:

(A)          cash shall be credited to the Participant’s Cash Subaccount at the date or dates set forth in the Participant’s Election on terms and conditions set forth in such Election and the Plan;

(B)           in the event of the Participant’s Termination of Employment with the Company prior to the date on which amounts would otherwise be required to be credited to the Stock Subaccount pursuant to the Election, no further amounts will be credited to the Stock Subaccount and instead such amounts, to the extent due and owing to the Participant, will be credited to the Cash Subaccount;

(C)           additional amounts of cash may be credited to the Participant’s Cash Subaccount by the Committee, in its sole discretion, from time to time; and

(D)          the amount of cash allocated to the Participant’s Cash Subaccount shall be reduced by the amount of any cash distributions made pursuant to this Plan.

(d)           In addition to the foregoing, the Company shall pay to each Participant an amount in cash equal to the product obtained by multiplying all cash dividends declared by the Company from time to time on nine Class A Shares and one Class L Share by the number of Stock Units in such Participant’s Stock Subaccount.  Payment to each Participant, if any, shall be made by the Company within sixty (60) days from the date of payment of such dividend by the Company.

(e)           Amounts actually credited to a Participant’s Stock Subaccount or Cash Subaccount shall both be nonforfeitable, except as otherwise provided in the Election or in the Participant’s Agreement (to the extent not superseded by the Plan).

6.             Distributions of Cash Subaccount.  Any amount credited to the Cash Subaccount will be paid to the Participant within ten days of the date it is so credited, or otherwise at the time and in the manner set forth in the Participant’s Election.

7.             Distributions of Stock Subaccount.

(a)           Change of Control of the Company.  In the event of a proposed Change of Control, then, immediately prior to and contingent on the consummation of the Change of

Control, the Company shall distribute to each Participant that number of Common Shares as is represented by the number of Stock Units credited to such Participant’s Stock Subaccount in full payment thereof.

(b)           Qualified Public Offering.  On the date that is 181 days after a Qualified Public Offering, the Company shall deliver to the Participant that number of Common Shares as is represented by the number of Stock Units credited to such Participant’s Stock Subaccount in full payment thereof.

(c)           Termination of Employment.  As soon as reasonably practicable following his or her Termination of Employment, the Company shall distribute to a Participant that number of Common Shares as is represented by the Stock Units credited to such Participant’s Stock Subaccount in full payment thereof.  The Company may exercise the Call Option with respect to all or any portion of the Common Shares delivered to the Participant by the Company.  The Company may exercise the Call Option by giving written notice to the Participant at any time after the date that is 180 days after the date of  the Company’s delivery of Common Shares to the Participant.  The repurchase price per Common Share shall be payable in cash and will be equal to the greater of (i) the Fair Market Value of such Common Share on the date of notice of exercise by the Company, or (ii) the value of such Common Share on the Effective Date, which is $100 per Class A Share and $8,100 per Class L Share.  The closing of the repurchase shall occur on a date specified by the Company. The Board may, in its sole discretion, elect to assign or transfer any of the rights of the Company pursuant to this Subsection (c) to any person or entity.  Any Common Shares that are not purchased pursuant to the Call Option shall remain subject to all of the provisions of the Plan (including without limitation the Call Option) and the Stockholders Agreement. The Call Option may not be exercised after the occurrence of a Qualified Public Offering or a Change of Control or a transfer of the shares other than to a Permitted Transferee (as defined in the Stockholders Agreement).

(d)           Tag Along.  In the event that a Tag Along Notice (as defined in the Stockholders Agreement) is issued pursuant to Section 4.1 of the Stockholders Agreement and the Committee instructs the Trustee to distribute Common Shares from the Plan (a “Tag Along Event”), then the Company shall distribute to each Participant that number of Common Shares as is represented by the percentage of the Stock Units credited to the Participant’s Stock Subaccount that equals the Tag Along Sale Percentage (as defined in the Stockholders Agreement) or such greater or lesser percentage as may be determined by the Committee. Each Participant shall sell the Common Shares so distributed at the same time and on the same basis as the other Participating Sellers (as defined in the Stockholders Agreement) pursuant to the Stockholders Agreement.

(e)           Drag Along.  In the event that the Majority Investors (as defined in the Stockholders Agreement) request that a specified percentage of the Common Shares, if any, held pursuant to the Trust Agreement for Houghton Mifflin Holdings, Inc. 2003 Deferred Compensation Plan, be sold in accordance with Section 4.2 of the Stockholders Agreement (a “Drag Along Event”), then the Company shall distribute to each Participant that number of Common Shares represented by the percentage of the Stock Units credited to the Participant’s Stock Subaccount that equals the Drag Along Sale Percentage (as defined in the Stockholders Agreement).  The Common Shares so distributed shall be sold in the transaction at the same time and on the same basis as the Majority Investors pursuant to the Stockholders Agreement.

(f)            Plan Expiration.   On January 30, 2013 the Company shall deliver to the Participant that number of Common Shares as is represented by the number of Stock Units credited to such Participant’s Stock Subaccount in full payment thereof (the “Expiration Date”).

8.             Conditions on Distributions.  Notwithstanding anything in this Plan to the contrary, distributions otherwise allowed under this Plan are subject to all of the terms and conditions set forth in a Participant’s Election.

9.             Designation of Beneficiary.  Each Participant may designate or change the designation of a Beneficiary or Beneficiaries to receive any payments due hereunder upon his or her death by filing a designation form with the Committee, on a form approved by it, at any time prior to his or her death.  The Committee shall be bound by the last designation form filed with it by the Participant.  In the absence of such designation of a Beneficiary by a Participant, or if no Beneficiary shall survive him or her, the Participant’s Beneficiary shall be his or her estate.  A Beneficiary or Beneficiaries shall be bound by all the terms and conditions that applied to the Participant under the Plan, including without limitation, the Call Option and the requirement to execute a joinder to the Stockholders Agreement.

10.           Withholding.  Notwithstanding anything else in this Plan, whenever Common Shares are distributed under this Plan, the Company shall reduce the number of Common Shares distributed by a number of Common Shares with a Fair Market Value equal to the Withholding Rate on the Fair Market Value of all of the Common Shares that would otherwise be distributed to the Participant but for this Section 10, or, alternatively, make other mutually satisfactory arrangements to provide the Company with cash to make withholding tax payments at the Withholding Rate.  Common Shares not distributed by operation of this Section 10 shall be deemed for all other purposes of this Plan to have been distributed to the Participant and/or his or her Beneficiaries.  In addition, the Company shall withhold amounts for tax purposes at the Withholding Rate in connection with distributions from the Cash Subaccount; any such amount so withheld shall be deemed distributed for all purposes hereof.

11.           Joinder.  Notwithstanding any other provision of this Plan, as a condition to participating in the Plan, each Participant shall be required to execute a joinder to the Stockholders Agreement with respect to Common Shares distributed or to be distributed in connection with the Plan, in a form satisfactory to the Company, and/or to satisfy any other or additional requirements as may be imposed by the Committee or the Company.

12.           Contractual Obligation.  The obligations of the Company and any of its subsidiaries or affiliates whose employees are participating in the Plan to make payments hereunder shall be contractual only and all such payments shall be made from the general assets of the Company and such subsidiaries or affiliates.  Each Participant, Beneficiary and any other person or persons having or claiming a right to payments hereunder shall rely solely on the unsecured promise of the Company and such subsidiaries or affiliates, and nothing herein shall be construed to give the Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or its subsidiaries or affiliates or in which it may have any right, title or interest now or in the future, including, without limitation, any investments that may be made by the Company or its subsidiaries and affiliates to hedge the obligations of the Company.

13.           Administration.  The Plan is administered by the Committee.  The Committee shall have the authority to establish, amend and revoke from time to time rules and regulations relating to the Plan. Any decision by the Committee concerning the Participant’s Election, or terms and conditions thereof, that is disputed or objected to by a Participant shall be resolved pursuant to Section 14 below.  Otherwise, the Committee has the complete authority to construe the terms of the Plan and make all other determinations and take all other actions assigned to the administrator under the Plan.   The Committee has the authority to interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan.  Determinations of the Committee are conclusive and binding on all parties.  No member of the Committee shall be personally liable for any action or determination under the Plan to the extent permitted by law.  The Board may remove any member of the Committee at any time and for any reason.

14.           Claims Procedure.

(a)           Claim.  Any Participant or person making a claim for a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

(b)           Denial of Claim.  If the claim or request is denied and the denial is based on the terms and conditions of the Election, the written notice of denial shall state:

(1)           the reasons for denial, with specific reference to the Election provisions on which the denial is based;

(2)           a description of any additional material or information required and an explanation of why it is necessary; and

(3)           an explanation of the Plan’s claim review procedure.

(c)           Review of Claim.  Any person whose claim or request described in Subsection (b) is denied may request binding arbitration before a single arbitrator in Boston, Massachusetts, in accordance with the rules of JAAMS/ENDDISPUTE then in effect.  Judgment may be entered on the arbitrator’s award in any court of competent jurisdiction; provided, however that either the Participant or the Company will be entitled to seek, without the need to post bond, equitable relief.  The non-prevailing party will pay arbitration fees and expenses.

(d)           If a claim or request is not described in Subsection (b), the Committee shall respond in writing.  Except as described above, the Committee has the authority to interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan.  Determinations of the Committee are conclusive and binding on all parties.

15.           Rabbi Trust.   The Company intends to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the creditors of the Company and its subsidiaries and affiliates whose employees are participating in the Plan, in the event of insolvency of the Company and/or such subsidiaries or affiliates, until paid to Participants and their Beneficiaries in such manner and at such times as specified herein.  The Trust shall constitute an unfunded arrangement (for tax and ERISA purposes) and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for the Participants listed herein.

16.           No Assignment.  No right or benefit or payment under the Plan shall be subject to assignment (except to a successor(s) in interest of the Company or of a member of the Company Group), sale or other transfer nor shall it be liable or subject in any manner to attachment, garnishment or execution.

17.           No Right to Continued Employment.  Neither the provisions of the Plan nor any action taken thereunder shall be construed to give any Participant any right to be retained in the employ of the Company or any member of the Company Group.

18.           Amendment or Termination.  The Board may amend or terminate the Plan at any time in its discretion, provided, that any amendment of the Plan shall not adversely affect the rights of any Participant to receive benefits under the Plan in accordance with its terms as in effect prior to such amendment; in particular, no amendment may be made which reduces the amounts then payable under the Plan.  Notwithstanding anything contained herein to the contrary, in the event of the termination of the Plan, amounts payable under the Plan to Participants shall be equal to the balance then in their Accounts, and the Company shall direct that such amounts under the Plan be paid to Participants as soon as practicable.

19.           Termination of Previous Plans.  Except as set forth in the Election or as otherwise specifically provided in the Plan, the Plan is intended to supersede in its entirety any and all prior plans, agreements and understandings with respect to deferred compensation paid under the Agreement.

20.           Governing Law.  The Plan and all claims arising out of or based upon this Plan or relating to the subject matter hereof shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction, except as preempted by the Employee Retirement Income Security Act of 1974, as amended.

IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this Plan effective as of the Effective Date set forth herein.

HOUGHTON MIFFLIN HOLDINGS, INC.

By:	/s/ Lois Novotny
Name: Lois Novotny
Title: Vice President and Assistant Secretary

Schedule A

Participant List

Sally Baer
Anita Constant
Soma Coulibaly
Susan Cowden
Larry Hoce
Gerald Hughes
Theresa Kelly
C. Edward Kennedy
James Kennedy
Mary Anne Kennedy
George Logue
Clifford Manko
Kirby Mansfield
Bridget Marmion
Eileen McCrossan
Ian McCurrach
Sylvia Metayer
Christine Miller
Lois Novotny
Rita Schaeffer
Susan Schaffrath
Sue Schultz
David Serbun
Ray Shepard
Janet Silver
June Smith
Marilyn Stevens
Iwan Streichenberger
Allice Sullo
Patricia Tutunjian
David Walker
Garret White
Alison Zetterquist